Exhibit 99.1

April 30, 2012

Imperial Holdings Announces Resolution of Department of Justice Investigation

- Company Avoids Prosecution, Exits Premium Finance Business, Agrees to Pay $8 Million Penalty -

- Jonathan Neuman, President and COO, Resigns from the Company and Relinquishes Board Seat -

BOCA RATON, Fla., April 30, 2012 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today that the Company and the U.S. Attorney’s Office for the District of New Hampshire (“USAO”) have entered into a Non-Prosecution Agreement (“NPA”) relating to the USAO’s investigation into the Company’s premium finance business.

Under the terms of the NPA, the USAO has agreed not to prosecute Imperial for any crimes related to Imperial’s involvement in the making of misrepresentations on life insurance applications and has agreed not to prosecute Imperial for any potential securities fraud claims related to its premium finance business. As part of the NPA, Imperial acknowledged that, in connection with a portion of its retail operation that began in December 2006 and was discontinued in January 2009, in certain circumstances where Imperial employees were also licensed life insurance agents who wrote the underlying insurance policies, the Company facilitated and/or made misrepresentations regarding premium financing on life insurance applications for elderly individuals and failed to take appropriate precautions to prevent other misrepresentations that may have been made on life insurance applications by employees, prospective insureds and external agents and brokers. The Company has also agreed to pay a penalty of $8 million. The NPA has a term of three years, although Imperial may petition the USAO after two years to forego the final year of the Agreement if it otherwise complies with all of its obligations under the NPA. The NPA does not require the appointment of a monitor and does not resolve the previously disclosed investigation of the Company by the staff of the division of enforcement of the Securities and Exchange Commission.

Imperial also announced today that it has executed a separation agreement with its President and COO, Jonathan Neuman. Under terms of the agreement, Mr. Neuman has stepped down from the Company’s board of directors and is no longer an employee of Imperial. Mr. Neuman had been on a leave of absence from his position as President and COO since January 30, 2012.

Antony Mitchell, chairman and chief executive officer, commented: “Today marks a tremendous step forward for Imperial with the resolution of the Department of Justice’s investigation into the Company without any charges. The Company took the necessary internal steps to get to this point and the resolution represents a critical turning point for Imperial going forward. I want to personally thank our employees, stakeholders and the Board of Directors, who remained committed to the company during this difficult period.”

Mr. Mitchell concluded, “During the past several months we have been focused on working through the Department of Justice’s investigation all the while maintaining as much of the Company’s value and organizational infrastructure as possible. While we are exiting the premium finance business, our paramount focus is to rebuild shareholder value through the life settlements and structured settlements business segments we continue to serve. While we still have challenges to overcome, we are absolutely committed to enhancing shareholder value and taking the necessary steps to unlock the true value of the entire organization.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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